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                                                                    EXHIBIT 11.1



                       INVIVO CORPORATION AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE


                                            THREE MONTHS ENDED          NINE MONTHS ENDED
                                                  MARCH 31,                  MARCH 31,
                                         ------------------------    ------------------------
                                            1999          1998          1999          1998
                                         ----------    ----------    ----------    ----------
BASIC:

  Weighted average common
   Shares outstanding                     3,459,933     3,269,143     3,335,689     3,263,478
                                         ==========    ==========    ==========    ==========

  Net Income                             $  987,300       574,500     2,639,700     1,577,600
                                         ==========    ==========    ==========    ==========

  Basic net income per common share      $     0.29          0.18          0.79          0.48
                                         ==========    ==========    ==========    ==========

DILUTED:

  Weighted average common
   Shares outstanding (basic)             3,459,933     3,269,143     3,335,689     3,263,478

  Dilutive stock options                    328,976       159,771       292,684       141,992
                                         ----------    ----------    ----------    ----------

  Weighted average common
   Shares outstanding (diluted)           3,788,909     3,428,914     3,628,373     3,405,470
                                         ==========    ==========    ==========    ==========

  Net Income                             $  987,300       574,500     2,639,700     1,577,600
                                         ==========    ==========    ==========    ==========

  Diluted net income per common share    $     0.26          0.17          0.73          0.46
                                         ==========    ==========    ==========    ==========